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                                                                     EXHIBIT 4.4

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "AGREEMENT"), dated as of November 2, 2000 by and among THE DIXIE GROUP, INC., a Tennessee corporation (the "BORROWER"), certain of the Borrower's Subsidiaries listed on the signature pages hereto (the "SUBSIDIARIES", together with the Borrower, the "GRANTORS") and SUNTRUST BANK, a Georgia banking corporation, in its capacity as Collateral Agent (the "COLLATERAL AGENT") for itself and other lending institutions (the "LENDERS") that are signatories to the Credit Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, SunTrust Bank, as Administrative Agent, and Bank of America, N.A., as the Documentation Agent are parties to that Credit Agreement, dated as of March 31, 1998, as amended by that certain First Amendment to Credit Agreement, effective December 26, 1998, as amended by that certain Second Amendment to Credit Agreement, effective October 5, 2000 and by that certain Third Amendment to Credit Agreement, effective November 2, 2000 (as amended or modified, the "CREDIT AGREEMENT"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement);

         WHEREAS, the Borrower has executed that certain Promissory Note in the amount of $5,000,000 in favor or SunTrust Bank, formerly known as SunTrust Bank, Chattanooga, ("SUNTRUST") (as amended or modified, the "SUNTRUST NOTE");

         WHEREAS, pursuant to that certain Amended and Restated Subsidiary Guaranty Agreement, dated as of the date hereof, certain of the Borrower's Subsidiaries have guaranteed, among other things, the Obligations of the Borrower under the Credit Agreement and under the SunTrust Note (the "SUBSIDIARY GUARANTY AGREEMENT");

         WHEREAS, it is a condition precedent to the obligations of the Lenders under the Credit Agreement and SunTrust under the SunTrust Note that the Grantors enter into this Agreement to secure all obligations of the Grantors under the Credit Agreement, the SunTrust Note, the Subsidiary Guaranty Agreement and all Credit Documents, and the Grantors desire to satisfy such condition precedent;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Capitalized terms defined in the Credit Agreement and not otherwise defined herein, when used in this Agreement, including its preamble and Recitals, shall have the respective meanings provided for in the Credit Agreement. The following additional terms, when used in this Agreement, shall have the following meanings:

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                  "ACCOUNTS" shall mean, for any Person, all "accounts" (as
defined in the UCC), now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Person arising from the sale or lease of goods or other property by it or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction), (b) all of such Person's rights in, to and under all purchase and sales orders for goods, services or other property, and all of such Person's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to such Person under all contracts for the sale, lease or exchange of goods or other property or the performance of services by it (whether or not yet earned by performance on the part of such Person), and
(d) all collateral security and guarantees of any kind given to such Person with respect to any of the foregoing.

                  "CHATTEL PAPER" shall mean any "chattel paper" (as defined in the UCC).

                  "COLLATERAL" shall mean, collectively, all of the following property in which any Grantor has any right, title and interest:

                           (i)      Accounts;

                           (ii)     Chattel Paper and Electronic Chattel Paper;

                           (iii)    Commercial Tort Claims;

                           (iv)     Documents;

                           (v)      Equipment;

                           (vi) General Intangibles, Payment Intangibles, Letter of Credit Rights and Software

                           (vii)    Instruments;

                           (viii)   Inventory;

                           (ix)     Investment Property;

                           (x) All other goods and personal property, whether tangible or intangible;


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                           (xi)     All books and records pertaining to any of
                                    the Collateral (including, without
                                    limitation, customer lists, credit files, computer programs, printouts and other computer materials and records); and

                           (xii) All products and Proceeds of all or any of the Collateral described in clauses (ii) through (x) hereof.

         Notwithstanding anything to the contrary contained herein, this Agreement shall not cover and the term "Collateral" shall not include any of the following: (A) the Purchased Assets sold or purported to be sold directly or indirectly to Dixie Funding II, (B) any equipment or related collateral owned by SAFECO Credit Company, Inc. and leased to The Dixie Group, Inc. or pledged to SAFECO Credit Company, Inc. by the Dixie Group Inc. pursuant to that certain Master Equipment Lease Agreement dated as of August 15, 2000, (C) all assets and property of Dixie Funding II, and all capital stock of Dixie Funding II, (D) all capital stock of Chroma Technologies, Inc. and Fabrica International,
         (E) all accounts receivable and related assets owed by account debtors located outside the United States to the extent factored by GE Factors or any third party and (F) all accounts receivable of Fabrica International and related assets factored by SunTrust Bank so long as the proceeds thereof are deposited into bank accounts at SunTrust Bank subject to the Master Account Agreement;

                  "COLLECTIONS" means (i) all payments received in respect of the Receivables, in the form of cash, checks, wire transfers, ACH transfers or any other form of payment in accordance with the terms of a Receivable or otherwise, (ii) all proceeds from the sale or other disposition of any collateral securing a Receivable, (iii) any repurchase amounts, (iv) any insurance proceeds or sales tax refund payments received in respect of a Receivable and (v) any indemnification, recourse payments or other amounts payable to Dixie Funding II, Inc. or any Originator in respect of a Receivable pursuant to Loan Agreement, the Receivables Purchase Agreement, the First Tier Purchase Agreement or otherwise.

                  "COMMERCIAL TORT CLAIM" shall mean, for any Person, any "commercial tort claim," (to the extent such term is defined in the UCC), and, in any event, including any claim arising in tort with respect to which (A) the claimant is an organization; or (B) the claimant is an individual and the claim;
(i) arose in the course of the claimant's business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

                  "CONTRACT" means either a written agreement between an Originator and a Person, or an invoice, pursuant to which such Person is obligated to pay for goods, merchandise and/or services.

                  "COPYRIGHT LICENSE" shall mean any and all rights under any written agreement granting any right to use any Copyright or Copyright registration.



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                  "COPYRIGHTS" shall mean all of the following: (a) all
copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "DEFAULT" shall mean any event that, with notice or lapse of time or both, would constitute an Event of Default.

                  "DIXIE GROUP MASTER ACCOUNTS" shall mean Account No. 8801796544 and Account No. 8800600382 maintained at SunTrust Bank in the name of the Borrower, any other deposit or disbursement accounts in the name of any Grantor, but excluding all deposit or disbursement accounts in the name of Dixie Funding II.

                  "DOCUMENTS" shall mean all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods.

                  "ELECTRONIC CHATTEL PAPER" shall mean any "electric chattel paper" (to the extent defined in the UCC), including any Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

                  "EQUIPMENT" shall mean all "equipment" (as defined in the UCC) and, in any event, including all machinery and equipment, including, without limitation, processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, all engineering, processing and manufacturing equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock, furnishings, and other equipment of every kind and nature, fixtures, together with all additions and accessions thereto, replacements therefor, and all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto.

                  "EVENT OF DEFAULT" shall mean, collectively, (i) an "Event of Default", as such term is defined in the Credit Agreement, shall occur and be continuing, or (ii) an "Event of Default, as such term is defined in the SunTrust Note, shall occur and be continuing, or (iii) the Borrower shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in this Agreement.

                  "FACTORING CONTRACT" means the Factoring Contract and Security Agreement, dated as of February 26, 1999, between The Dixie Group, Inc. and GE Factors.

                  "FIRST TIER PURCHASE AGREEMENT" means the First Tier Purchase Agreement, dated as of June 23, 2000, by and among The Dixie Group, Inc. and the other Originators, as such First Tier Purchase Agreement may be amended, supplemented or otherwise modified from time to time.


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                  "GE FACTORS" means GE Capital First Factors Corporation, a
North Carolina corporation.

                  "GENERAL INTANGIBLES" shall mean all "general intangibles" (as defined in the UCC) and, in any event, including all right, title and interest which such Person may now or hereafter have in or under any contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations (including without limitation those listed on Schedule 2 attached hereto), licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, and other papers and documents.

                  "INSTRUMENTS" shall mean all "instruments" or "letters of credit" (each as defined in the UCC) and, in any event including letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances.

                  "INTELLECTUAL PROPERTY" shall mean collectively, (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, and all derivations thereof, and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in clause (a), and any other items necessary to conduct or operate the business of such Person, now or hereafter owned or acquired by such Person.

                  "INVENTORY" shall mean, for any Person, any "inventory," (as such term is defined in the UCC), now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located, which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.


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                  "INVESTMENT PROPERTY" shall mean, for any Person, all
"investment property" (as defined in the UCC) now or hereafter owned or acquired by such Person and, in any event, including all certificated securities, uncertificated securities, security entitlements, securities accounts, commodity contracts and commodity accounts.

                  "LETTER OF CREDIT RIGHT" shall mean any "letter of credit right" (to the extent defined in the UCC), including any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance; but not including the right of a beneficiary to demand payment or performance under a letter of credit.

                  "LICENSE" shall mean, for any Person, any Copyright License, Patent License, Trademark License or other license of rights or interests.

                  "LIEN" means any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

                  "LOAN AGREEMENT" shall mean the Loan Agreement, dated as of June 23, 2000, among Dixie Funding, II, Inc., as borrower, The Dixie Group, Inc., as servicer, Three Pillars Funding Corporation, as lender, and SunTrust Equitable Securities Corporation, as administrator, as amended, supplemented or otherwise modified from time to time.

                  "MERCHANDISE" means (i) carpeting, other floor covering and goods related to the foregoing, in each case of the type sold by the Originators, and (ii) service contracts and services in respect of any goods or merchandise referred to in clause (i) above.

                  "OBLIGOR" means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

                  "OBLIGATIONS" shall mean, collectively, the Obligations, as such term is defined in the Credit Agreement, and all obligations owing to SunTrust pursuant to the SunTrust Note.

                  "ORIGINATOR" means any of The Dixie Group, Inc., in its capacity as originator under the Receivables Purchase Agreement, and those Subsidiaries of The Dixie Group, Inc. that generate Receivables and that are parties to the First Tier Purchase Agreement.

                  "PATENT LICENSE" shall mean any written agreement now or hereafter in existence granting any right with respect to any invention on which a Patent is in existence.

                  "PATENTS" shall mean all of the following: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency


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of the United States, any State or Territory thereof, or any other country, and
(b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PAYMENT INTANGIBLE" shall mean any "payment intangible" (to the extent defined in the UCC), including any General Intangible under which the account debtors' principal obligation is a monetary obligation.

                  "PERSON" shall mean an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PROCEEDS" shall mean all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral and any property acquired with cash proceeds.

                  "PURCHASED ASSETS" shall mean (i) all Receivables, now existing or arising hereafter and all payment and enforcement rights (but not any obligations) to, in and under the related Contracts, (ii) all Collections and other monies due or to become due with respect to the foregoing, (iii) all Related Security for the Receivables, (iv) all of the Originator's rights and claims under the First Tier Purchase Agreement, (v) all lockboxes and accounts to which Collections are sent, and all funds and investments from time to time therein, and (vi) all proceeds of the foregoing, including, without limitation, insurance proceeds relating thereto, in each case with respect to clauses (i) through (vi), to the extent actually sold directly or indirectly to Dixie Funding II, Inc.; provided, however, that "Purchased Assets" shall not include the Dixie Group Master Accounts or the funds and investments contained from time to time therein.

                  "RECEIVABLE" means, (i) with respect to any Obligor (other than GE Factors), the indebtedness of such obligor under a Contract arising from a sale of Merchandise by an Originator, and includes the right to payment of any interest, finance, returned check or late charges and other obligations of such Obligor with respect thereto and (ii) with respect to GE Factors, the obligation of GE Factors to pay the purchase price for accounts receivable pursuant to the Factoring Contract.

                  "RECEIVABLE FILE" means with respect to a Receivable, (i) the Contract giving rise to the Receivable and other evidences of the Receivable including, without limitation, tapes, discs, punch cards and related property and rights and (ii) each UCC financing statement related thereto, if any.

                  "RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement, dated as of June 23, 2000, by and between The Dixie Group, Inc. and Dixie Funding II, Inc., as such Receivables Purchase Agreement may be amended, supplemented or otherwise modified


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from time to time.

                  "RELATED SECURITY" means, with respect to any Receivable, (a) all right, title and interest, but none of the obligations, of the related Originator, in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all right, title and interest, but none of the obligations, of the related Originator, in, to and under other Liens and property subject to Liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (c) all UCC Financing Statements or similar instruments covering any collateral securing payment of such Receivable, (d) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise relating to such Receivable and (e) all other instruments and all rights under the documents in the Receivables File relating to such Receivables and all rights (but not obligations) relating to such Receivables.

                  "SECURITY INTERESTS" shall mean the security interests granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of this Agreement.

                  "SECURED PARTY" shall mean the Collateral Agent, the Administrative Agent, the Lenders, the Documentation Agent and SunTrust.

                  "SOFTWARE" shall mean any "software" (to the extent defined in the UCC), including any computer program and any supporting information provided in connection with a transaction relating to the program but excluding any computer program that is included in the definition of "goods".

                  "SUBSIDIARY" means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                  "TRADEMARK LICENSE" shall mean any written agreement granting to such Person any right to use any Trademark.

                  "TRADEMARKS" shall mean all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.


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                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform
Commercial Code as in effect in a jurisdiction other than Georgia, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or non-perfection.

         SECTION 2. Representations and Warranties. Each Grantor represents and warrants as follows:

                  (a) Such Grantor has good and marketable title to all of its Collateral, free and clear of any Liens other than the Liens permitted by
Section 8.01 of the Credit Agreement. Grantor has all rights to and is entitled to grant a security interest hereunder in all of its Collateral.

                  (b) Such Grantor has not performed any act or acts that could prevent the Collateral Agent from enforcing any of the terms of this Agreement. Other than financing statements or other similar or equivalent documents or instruments with respect to Liens permitted by Section 8.01 of the Credit Agreement, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of its Collateral is on file or of record in any jurisdiction, and none of its Collateral is subject to any Lien, other than, in each case, Liens permitted by
Section 8.01 of the Credit Agreement. None of its Collateral is in the possession of a Person (other than such Grantor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby.

                  (c) All of the information set forth in the Perfection Certificate, in the form of Schedule 1 attached hereto, is true and correct as of the date hereof.

                  (d) When the UCC-1 financing statements in appropriate form are properly filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute valid and perfected security interests in such Grantor's Collateral, prior to all other Liens and rights of others therein except for the Liens permitted by Section 8.01 of the Credit Agreement, to the extent that a security interest therein may be perfected by filing pursuant to the UCC.

                  (e) The Inventory and Equipment are insured in accordance with the requirements of the Credit Agreement.

                  (f) All Equipment and Inventory is located at the places specified in the Perfection Certificate and such location is an owned, leased or bailment location as specified in the Perfection Certificate. The correct corporate name, the principal place of business and the chief executive office of each of the Grantors and the places where the Grantors' books and records concerning the Collateral are currently kept are set forth in the Perfection Certificate.


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         SECTION 3. The Security Interests. In order to secure the full and punctual payment and performance of all debts, liabilities and obligations of the Grantors, jointly and severally, to the Collateral Agent and the Secured Parties, including, without limitation, the Obligations, all obligations of any Grantor arising under the terms and conditions of the Subsidiary Guaranty Agreement and those arising under the terms and conditions of any guaranty agreement in accordance with the terms thereof, (collectively, the "SECURED OBLIGATIONS") each Grantor hereby pledges, assigns, hypothecates, sets over and conveys to the Collateral Agent, for its benefit and for the benefit of the Secured Parties, and grants to the Collateral Agent for its benefit and for the benefit of the Secured Parties, a continuing security interest in and to, all of its rights to all Collateral now or hereafter owned or acquired by such Grantor or in which such Grantor now has or hereafter has or acquires any rights, and wherever located. The Security Interests are granted as security only and shall not subject the Collateral Agent or any Secured Party to, or transfer to the Collateral Agent or any Secured Party, or in any way affect or modify, any obligation or liability of any Grantor with respect to any Collateral or any transaction in connection therewith.

         SECTION 4. Further Assurances; Covenants.

                  (a)      General.

                           (i) No Grantor will change the location of its chief executive office or principal place of business in any state unless it shall have given the Collateral Agent thirty (30) days prior notice thereof, executed and delivered to the Collateral Agent all financing statements and financing statement amendments which the Collateral Agent may request in connection therewith and delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii). No Grantor shall change the locations, or establish new locations, where it keeps or holds any of its Collateral or any records relating thereto from the applicable locations described in the Perfection Certificate unless such Grantor shall have given the Collateral Agent thirty (30) days prior notice of such change of location, executed and delivered to the Collateral Agent all financing statements and financing statement amendments which the Collateral Agent may request in connection therewith and delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii), and such Grantor shall have complied with any other requirement in this Agreement or any other Credit Document relating to the location of any of its Collateral, provided, however, that each Grantor may keep its Collateral at any of its locations described in the Perfection Certificate and in any other location in which the Collateral Agent has previously filed a financing statement naming such Grantor as debtor and the Collateral Agent as secured party. No Grantor shall in any event change the location, or establish new locations, of any of its Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be a perfected first priority Security Interest, subject to Liens permitted by Section 8.01 of the Credit Agreement.

                           (ii) No Grantor will change its name, taxpayer identification number, identity or corporate structure in any manner unless it shall have given the Collateral


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

         Agent thirty (30) days prior notice thereof, executed and delivered to the Collateral Agent all financing statements and financing statement amendments which the Collateral Agent may request in connection therewith and delivered an opinion of counsel with respect thereto in accordance with Section 4(a)(viii).

                           (iii) The Grantors will, from time to time, at their expense, execute, deliver, file and record any statement, financing statements, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office, Copyright or Patent filings, any filings of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Collateral Agent may request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. To the extent permitted by law, each Grantor hereby authorizes the Collateral Agent to execute and file financing statements, financing statement amendments or continuation statements without the Grantor's signature appearing thereon. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Grantors shall, jointly and severally, pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning their Collateral.

                           (iv) If any Grantor's Collateral exceeding in value $250,000 in aggregate is at any time in the possession or control of any warehouseman, bailee (other than a carrier transporting inventory to a purchaser in the ordinary course of business) or any of such Grantor's agents or processors, such Grantor shall notify in writing such warehouseman, bailee, agent or processor of the Security Interests created hereby, shall within 60 days obtain such warehouseman's, bailee's, agent's or processor's agreement in writing to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions, and at any time after the occurrence and during the continuance of an Event of Default, shall cause such warehousemen, bailee, agent or processor to issue and deliver to the Collateral Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in the Collateral Agent's name and in form and substance acceptable to the Collateral Agent.

                           (v) Each Grantor will immediately deliver and pledge each Instrument, Investment Property and Document to the Collateral Agent, appropriately endorsed to the Collateral Agent, provided that so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course any Instruments, Investment Property and Documents (other than checks and drafts constituting payments in respect of Accounts) received by it in the ordinary course of business and the Collateral Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments, Investment Property and

         Documents pledged by such Grantor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document).

                           (vi) Except for Inventory sold in the ordinary course of business, no Grantor will (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral except that so long as no Default or Event of Default has occurred and is continuing, the Grantors may dispose of assets if such disposition is permitted by
         Section 8.04 of the Credit Agreement, whereupon, in the case of such a disposition, sale or exchange, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition, sale or exchange) shall cease immediately without any further action on the part of the Collateral Agent; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for the Liens permitted by Section 8.01 of the Credit Agreement.

                           (vii) The Grantors will, promptly upon request, provide to the Collateral Agent all information and evidence it may request concerning the Collateral, to enable the Collateral Agent to enforce the provisions of this Agreement.

                           (viii) Prior to each date on which any Grantor proposes to take any action contemplated by Section 4(a)(i) or Section 4(a)(ii), upon request of the Required Lenders, such Grantor shall, at its cost and expense, cause to be delivered to the Collateral Agent and the Secured Parties an opinion of counsel, satisfactory to the Collateral Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests and priority thereof against all creditors of and purchasers from such Grantor have been filed in each filing office necessary for such purposes and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

                  (b) Accounts, Etc. Each Grantor will perform and comply in all material respects with all of its obligations in respect of Accounts, Instruments and General Intangibles.

                  (c) Inventory, Etc. The Grantors shall notify the Collateral Agent immediately of any additional location where Inventory exceeding in value $250,000 in the aggregate is stored that is not listed in the Perfection Certificate and in no event later than ten (10) days after the occurrence thereof.

                  (d)      Equipment, Etc. The Grantors shall, (i) within ten
(10) days after a written request by the Required Lenders after the occurrence and during the continuance of an Event of Default, in the case of Equipment now owned, and (ii) following a request by the Required Lenders pursuant to subclause (i) above, within ten (10) days after acquiring any other Equipment, deliver to the Collateral Agent, for the benefit of itself and the Secured Parties, any and all certificates of title, and applications therefor, if any, of such Equipment and shall cause the Collateral Agent, for the benefit of itself and the Secured Parties, to be named as lienholder on any such certificate of title and applications. The Grantors shall promptly inform the Collateral Agent of any material additions to or deletions from the Equipment and shall not permit any such items to become a fixture to real estate or an accession to other personal property unless such real estate or personal property.

                  (e) Patents, Trademarks, Etc. Each Grantor shall notify the Collateral Agent immediately (i) of its acquisition after the date hereof of any Intellectual Property and (ii) if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by or licensed to such Grantor is reasonably likely to become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding any Grantor's ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same. In the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, the Grantors shall notify the Collateral Agent promptly after they learn thereof and shall, unless the Grantors shall reasonably determine that any such action would be of immaterial economic value, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Grantors shall reasonably deem appropriate under the circumstances to protect such Intellectual Property. In no event shall the Grantors, either themselves or through any agent, employee or licensee, file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, unless not less than thirty (30) days prior thereto it informs the Collateral Agent, and, upon issuance of such Intellectual Property, executes and delivers any and all agreements, instruments, documents and papers the Collateral Agent may reasonably request to evidence the Security Interests in such Intellectual Property and the goodwill and general intangibles of the Grantors relating thereto or represented thereby. Each Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power, being coupled with an interest, shall be irrevocable until the Commitments have terminated and the Secured Obligations are paid in full.

                  (f) Insurance Proceeds. Upon the occurrence of an insurable loss to any of the Collateral and absent and Event of Default, applicable proceeds of any insurance policies shall be made available for application by Borrower, at its discretion to: (i) the repair of the damaged Collateral; (ii) the replacement of the damaged Collateral (provided, Collateral Agent receives a perfected, first priority security interest in such replacement); (iii) application to capital expenditures (provided, Collateral Agent receives a perfected, first priority security interest in any purchased assets); (iv) or repayment of the Obligations.

         SECTION 5. Reporting and Recordkeeping. Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that from and after the date of this Agreement and until the Commitments have terminated, and all Secured Obligations are paid in full:

                  (a) Maintenance of Records Generally. Such Grantor will keep and maintain at its own cost and expense records of its Collateral, complete in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Such Grantor will mark its books and records pertaining to its Collateral to evidence this Agreement and the Security Interests. For the Collateral Agent's and the Secured Parties' further security, such Grantor agrees that the Collateral Agent and the Secured Parties shall have a security interest in all of each Grantor's books and records pertaining to its Collateral and, upon the occurrence and during the continuation of any Event of Default, the Grantor shall deliver and turn over full and complete copies of any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent. Upon reasonable notice from the Collateral Agent such Grantor shall permit any representative of the Collateral Agent or the Secured Parties, to inspect such books and records and will provide photocopies thereof to the Collateral Agent and the Secured Parties.

                  (b) Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;

                           (i) Such Grantor shall keep complete and accurate records of its Accounts. Upon the request of the Collateral Agent, such Grantor shall deliver to the Collateral Agent all documents, including, without limitation, repayment histories, present status reports, relating to its Accounts so scheduled and such other matters and information relating to the status of its then existing Accounts as the Collateral Agent shall reasonably request.

                           (ii) Such Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory and Equipment and shall, upon request by the Collateral Agent, furnish the Collateral Agent with a current schedule containing the foregoing information.

                  (c) Further Identification of Collateral. Such Grantor will if so requested by the Collateral Agent furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (d) Notices. The Grantors will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral, (ii) of any material adverse change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

         SECTION 6. General Authority. Each Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at such Grantor's expense, to exercise, (a) at any time from time to time with respect to (i) below, and (b) at any time after an Event of Default has occurred and is continuing; with respect to (ii), (iii), (iv) and (v) below, from all or any of the following powers:

                  (i) to file the financing statements, financing statement amendments and continuation statements referred to in Section 4(a)(iii),

                  (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,

                  (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,

                  (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

                  (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral.

         SECTION 7. Remedies upon Event of Default.

                  (a) If any Event of Default has occurred and is continuing, the Collateral Agent may exercise on behalf of the Secured Parties without further notice, all rights and remedies under this Agreement, the SunTrust Note or any other Credit Document or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including to collect any and all Secured Obligations from any Grantor, and, in addition, the Collateral Agent may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Collateral Agent shall give each Grantor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of such Grantor's Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Grantors agree that any such notice constitutes "reasonable notification" within the meaning of
Section 9-504(3) of the UCC (to the extent such Section is applicable).

                  (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Grantors' Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Grantors will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Grantors' Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Grantors' Collateral on credit or for future delivery, such Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Grantors' Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable, jointly and severally, for any deficiency.

                  (c) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may (i) require the Grantors to, and the Grantors agree that they will, at their expense and upon the request of the Collateral Agent, forthwith assemble all or any part of its Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent's opinion, reasonably convenient to the Collateral Agent and the Grantors, whether at the premises of a Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Collateral Agent, seize and remove such Collateral from such premises,
(iii) have access to and use the Grantors' books and records, computers and software relating to the Grantors' Collateral, and (iv) prior to the disposition of any of the Grantors' Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by the Grantors, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Grantors.

                  (d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

                           (i) the Collateral Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine;

                           (ii) the Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any Licenses and take or refrain from taking any action under any thereof, and each Grantor hereby releases the Collateral Agent and each of the Secured Parties from, and agrees to hold the Collateral Agent and each of the Secured Parties free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Collateral Agent's and such Secured Party's bad faith, gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction; and

                           (iii) upon request by the Collateral Agent, the Grantors will execute and deliver to the Collateral Agent powers of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section, the Grantors shall supply their know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Collateral Agent.

         SECTION 8. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral of the Grantors in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of the Grantors in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent shall not be liable or responsible for any loss or damage to any of the Grantors' Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

         SECTION 9. Application of Proceeds. The Collateral Agent shall apply all proceeds received from the Collateral first to the fees and expenses of the Collateral Agent then due and payable, second to the accrued and unpaid interest and other fees that have accrued under the

Credit Documents and under the SunTrust Note, pro rata to the Lenders and SunTrust, and third to the outstanding principal amount of the Obligations and indebtedness outstanding under the Credit Documents and under the SunTrust Note, pro rata to the Lenders and SunTrust.

         SECTION 10. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Required Lenders, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Collateral Agent with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment.

         SECTION 11. Concerning the Collateral Agent. The provisions of Article X of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

                  (a) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder or otherwise permitted under the Credit Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or therein, the Collateral Agent may request instructions from the Required Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

                  (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Grantor's Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantors.

         SECTION 12. Expenses. In the event that any Grantor fails to comply with the provisions of the Credit Agreement, the SunTrust Note, this Agreement or any other Credit Document, such that the value of any of its Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk, the Collateral Agent if requested by the Required Lenders may, but shall not be required to, effect such compliance on behalf of such Grantor, and the Grantors shall reimburse the Collateral Agent, jointly and severally, for the reasonable costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping such Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other governmental authority on any of such Collateral, or in respect of periodic appraisals and inspections of such Collateral to the extent the same may be requested by the Required Lenders from time to time or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantors; and if the Grantors fail promptly to pay any portion thereof when due, the Collateral Agent or any Secured Party may, at its option, but shall not be required to, pay the same and charge the Grantors' accounts therefor, and the Grantors agree to reimburse the Collateral Agent or such Secured Party therefor on demand. All sums so paid or incurred by the Collateral Agent or any Secured Party for any of the foregoing and any and all other sums for which the Grantors may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Collateral Agent or any Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies thereon shall be payable by the Grantors on demand and shall bear interest (after as well as before judgment) until paid at the rate set forth in Section 4.03(c) of the Credit Agreement and shall be additional Secured Obligations hereunder.

         SECTION 13. Termination of Security Interests; Release of Collateral. Upon the repayment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral of the Grantors shall revert to the Grantors. At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Grantors' Collateral with the prior written consent of the Required Lenders or all Lenders, as required under the Credit Agreement. Upon any such termination of the Security Interests or release of such Collateral, the Collateral Agent will, at the expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request, but without recourse or warranty to the Collateral Agent or any Secured Party, including but not limited to UCC-3 termination statements, to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

         SECTION 14. Notices. All notices, requests and other communications to the Grantors, the Collateral Agent or the Secured Parties hereunder shall be in writing or by telecopy, shall be in the English language, and shall be sufficiently given to the Collateral Agent, the Secured Parties or the Grantors if addressed or delivered to them at, in the case of the Borrower, the Collateral Agent, the Lenders, their respective addresses and telecopier numbers specified in Section 11.02 of the Credit Agreement and in the case of SunTrust, its respective address and telecopier specified in the SunTrust Note, or at such other address as any party may designate to the Borrower and the Collateral Agent by written notice. All such notices and communications shall be deemed to have been duly given at the times set forth in Section 11.02 of the Credit Agreement.

         SECTION 15. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent, any Secured Party or any holder of any Note in exercising any right or remedy hereunder, and no course of dealing between any Grantor on the one hand and the Collateral Agent, any Secured Party or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Credit Documents are cumulative and not exclusive of any rights or remedies which the Collateral Agent, any Secured Party or the holder of any Note would otherwise have. No notice to or demand on any Grantor not required hereunder in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent, the Secured Parties or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 16. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their permitted successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Grantors and their successors and assigns; provided, however, that the Grantors may not assign any of their rights or obligations hereunder without the prior written consent of the Collateral Agent and the Secured Parties.

         SECTION 17. Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 18. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         SECTION 19. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instruments.

         SECTION 21. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         SECTION 22. Additional Grantors. In the event that any Subsidiary of the Borrower is required, under the terms of the Credit Agreement or otherwise, to grant a security interest in its Collateral, such Subsidiary shall become a Grantor hereunder and shall be bound by all of the terms and conditions hereof, upon the delivery to the Collateral Agent of an executed counterpart of a Supplement to this Security Agreement in the form of Exhibit A attached hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     THE DIXIE GROUP, INC.


                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title:


                                     CARRIAGE INDUSTRIES, INC.


                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title:


                                     FABRICA INTERNATIONAL


                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title:


                                     CHROMA TECHNOLOGIES, INC.


                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title:


                                     BRETLIN, INC.


                                     By:
                                        ---------------------------------------
                                         Name:  Gary A. Harmon
                                         Title: Vice President


             [SIGNATURE PAGE TO THE DIXIE GROUP SECURITY AGREEMENT]

                                     CANDLEWICK YARNS, INC.


                                     By:
                                        ---------------------------------------
                                         Name:  Gary A. Harmon
                                         Title: Vice President


                                     DIXIE GROUP LOGISTICS, INC.


                                     By:
                                        ---------------------------------------
                                         Name:  Gary A. Harmon
                                         Title: Vice President


                                     AMTEX, INC.


                                     By:
                                        ---------------------------------------
                                         Name:  Gary A. Harmon
                                         Title: Vice President


                                     DIXIE FUNDING, INC.


                                     By:
                                        ---------------------------------------
                                         Name:  Gary A. Harmon
                                         Title: Vice President &
                                                Assistant Secretary



             [SIGNATURE PAGE TO THE DIXIE GROUP SECURITY AGREEMENT]

                                    EXHIBIT A
                                       to
                               Security Agreement


                        SUPPLEMENT TO SECURITY AGREEMENT


         THIS SUPPLEMENT TO SECURITY AGREEMENT (this "Supplement"), dated as of _____________ __, ____, is executed by [_________________], [__________] (the
"ADDITIONAL GRANTOR"), in favor of SUNTRUST BANK, as collateral agent (the "COLLATERAL AGENT") for itself and other lending institutions (the "LENDERS") that are signatories to the Credit Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Dixie Group, Inc. (the "BORROWER"), the Lenders, SunTrust Bank, as Administrative Agent, and Bank of America, N.A., as the Documentation Agent are parties to that Credit Agreement, dated as of March 31, 1998, as amended by that certain First Amendment to Credit Agreement, effective December 26, 1998, as amended by that certain Second Amendment to Credit Agreement, effective October 5, 2000 and by that certain Third Amendment to Credit Agreement, effective November 2, 2000 (as amended or modified, the "CREDIT AGREEMENT"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement);

         WHEREAS, the Borrower has executed that certain Promissory Note in the amount of $5,000,000 in favor or SunTrust Bank, formerly known as SunTrust Bank, Chattanooga, ("SUNTRUST") (as amended or modified, the "SUNTRUST Note");

         WHEREAS, the Borrower and certain of the Borrower's Subsidiaries have entered into that certain Security Agreement, dated as of November 2, 2000, in favor of the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), pursuant to which the Borrower and such Subsidiaries granted Liens to the Collateral Agent for the benefit of the Secured Parties in all of their Collateral; and

         WHEREAS, the Additional Grantor is a Subsidiary of the Borrower, and pursuant to the Credit Agreement and Section 22 of the Security Agreement, the Borrower is required to cause the Additional Grantor to become a party to the Security Agreement, and the Additional Grantor desires to execute and deliver this Supplement to satisfy such requirement;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Grantor agrees as follows:

                  SECTION 1. Granting of Security Interests. In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, the Additional Grantor hereby grants, pledges, assigns, hypothecates, sets over and conveys to the Collateral Agent for its benefit and the benefit of the Secured Parties, a continuing security interest in and to all of its Collateral now or hereafter owned or acquired by such Additional Grantor or in which such Additional Grantor now has or hereafter has or acquires any rights, and wherever located. The Security Interests are granted as security only and shall not subject the Collateral Agent or any Secured Party to, or transfer to Collateral Agent or any Secured Party, or in any way affect or modify, any obligation or liability of Additional Grantor with respect to any of its Collateral or any transaction in connection therewith.

                  SECTION 2. Representations and Warranties. The Additional Grantor, with respect to itself, hereby restates each representation and warranty set forth in Section 2 of the Security Agreement as of the date hereof.

                  SECTION 3. Updated Perfection Certificate. Attached hereto as
Schedule 1 is a Perfection Certificate with respect to the Additional Grantor, which shall be deemed to modify and update the Perfection Certificate delivered by the Grantors on November 2, 2000.

                  SECTION 4. Binding Effect. This Supplement shall become effective when it shall have been executed by the Additional Grantor and thereafter shall be binding upon the Additional Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties. Upon the effectiveness of this Supplement, the Additional Grantor shall be deemed to be a Grantor for all purposes under the Security Agreement, and this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Security Agreement. The Additional Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Collateral Agent.

                  SECTION 5. Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

                  SECTION 6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instruments.

                  IN WITNESS WHEREOF, the Additional Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                         "Additional Grantor"

                                         --------------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title: